UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

June 4, 2015

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 4, 2015, Kimberly D. Cooper assumed the role of Chief Administrative Officer of Universal Insurance Holdings, Inc. (“Company”) from Stephen J. Donaghy, who had been serving as both the Company’s Chief Administrative Officer and Chief Marketing Officer. Mr. Donaghy will remain the Company’s Chief Marketing Officer. Ms. Cooper, age 37, has been employed by the Company since 2007, and in addition to serving as the Company’s Chief Administrative Officer, will continue to serve as the Company’s Chief Information Officer.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Shareholders held on June 4, 2015, the Company’s shareholders voted on two proposals, the final voting results of which are provided below.

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors (“Board”) by the holders of the Company’s common stock, Series M Preferred Stock and Series A Preferred Stock, voting together as one class:

Name	For	Withheld	Broker Non-Votes
Scott P. Callahan	11,981,007	12,476,102	7,547,183
Sean P. Downes	20,496,672	3,960,437	7,547,183
Darryl L. Lewis	19,197,321	5,259,788	7,547,183
Ralph J. Palmieri	23,168,662	1,288,447	7,547,183
Richard D. Peterson	19,062,403	5,394,706	7,547,183
Michael A. Pietrangelo	16,660,727	7,796,382	7,547,183
Ozzie A. Schindler	23,918,614	538,495	7,547,183
Jon W. Springer	22,898,460	1,558,649	7,547,183
Joel M. Wilentz	23,397,711	1,059,398	7,547,183

Scott P. Callahan was elected to the Board with fewer votes for his election than the number of votes withheld. In considering the best interests of the Company and its shareholders, the Board considered Mr. Callahan’s unique qualifications and industry experience, his substantial contributions to the development and implementation of the Company’s reinsurance program, his past and expected future contributions as both a director and a consultant, the overall composition of the Board, and that the shares withheld for Mr. Callahan’s reelection appear only to be a consequence of his consulting arrangement with the Company. The Board previously determined that Mr. Callahan is independent under applicable New York Stock Exchange and Securities and Exchange Commission rules. After consideration, the Board expressed its continued support of Mr. Callahan’s role with the Company as a consultant and director.

Proposal No. 2: The shareholders voted to ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For:	31,020,771

Against:	383,358

Abstain:	600,163

Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL INSURANCE HOLDINGS, INC.

Date: June 4, 2015	/s/ Frank W. Wilcox
Frank W. Wilcox
Chief Financial Officer